                                                                    EXHIBIT 11.1

                 RECOGNITION INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                         (thousands, except per share)

                                                                                     Years ended October 31,
                                                                  ------------------------------------------------------
                                                                    1994                  1993                    1992
                                                                  --------              --------                --------
Primary:
   Earnings:
       Income (loss) before extra-
          ordinary item                                           $(26,580)              $ 7,936                 $ 4,052
       Extraordinary item                                              ---                   ---                     784
                                                                  ---------              --------                --------
       Net income (loss)                                          $(26,580)              $ 7,936                 $ 4,836
                                                                  =========              ========                ========

   Shares:
       Weighted average shares
          outstanding, net of
          treasury shares                                           15,018                13,414                  11,941
       Net shares issuable on
          exercise of certain stock
          options                                                      605                 1,082                     708
                                                                  ---------              --------                --------
       Weighted average shares
          outstanding, as adjusted                                  15,623                14,496                  12,649
                                                                  =========              ========                ========

   Earnings (loss) per share - primary:
          Income (loss) before extra-
              ordinary item                                       $  (1.70)              $  0.55                 $  0.32
          Extraordinary item                                           ---                   ---                    0.06
                                                                  ---------              --------                --------
          Net income (loss)                                       $  (1.70)              $  0.55                 $  0.38
                                                                  =========              ========                ========

                                                                    EXHIBIT 11.1
                                                                     (Continued)

                 RECOGNITION INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                         (thousands, except per share)

                                                                                    Years ended October 31,
                                                                  -----------------------------------------------------
                                                                    1994                  1993                    1992
                                                                  --------              --------                --------
Fully Diluted:
   Earnings:
       Income (loss) before extra-
          ordinary item                                           $(26,580)              $ 7,936                 $ 4,052
       Add after tax interest expense
          applicable to 7 1/4% convertible
          subordinated debentures                                    3,676                 3,676                   3,676
                                                                  ---------              --------                --------
       Income (loss) before extra-
          ordinary item, as adjusted                               (22,904)               11,612                   7,728
       Extraordinary item                                              ---                   ---                     784
                                                                  ---------              --------                --------
       Net income (loss), as adjusted                             $(22,904)              $11,612                 $ 8,512
                                                                  =========              ========                ========

   Shares:
       Weighted average shares
          outstanding, net of
          treasury shares                                           15,018                13,414                  11,941
       Weighted average shares
          issuable assuming conversion
          of 7 1/4% convertible subordin-
          ated debentures                                            3,088                 3,088                   3,088
       Net shares issuable on
          exercise of certain stock
          options                                                      612                 1,254                   1,067
                                                                  ---------              --------                --------
       Weighted average shares
          outstanding, as adjusted                                  18,718                17,756                  16,096
                                                                  =========              ========                ========

   Earnings (loss) per share -
       fully diluted (A):
       Income (loss) before extra-
          ordinary item                                           $  (1.22)              $  0.65                 $  0.48
       Extraordinary item                                              ---                   ---                    0.05
                                                                  ---------              --------                --------
       Net income (loss)                                          $  (1.22)              $  0.65                 $  0.53
                                                                  =========              ========                ========

(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.